UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 1, 2005

S&P Managed Futures Index Fund, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50565	90-0080448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o RefcoFund Holdings, LLC

200 Liberty Street, Tower A

New York, New York 10281

(Address of Principal Executive Offices)

(212) 693-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.                                          Other Events.

As of July 1, 2005, RefcoFund Holdings, LLC, the general partner (the “General Partner”) on behalf of S&P Managed Futures Index Fund, LP (the “Fund”) and Refco Securities, LLC (the “Selling Agent”) entered into an amended and restated Selling Agent Agreement (the “Amended Selling Agent Agreement”).  The Amended Selling Agent Agreement, among other things, reduced the initial service fee to be paid to the Selling Agent upon the subscription of units of limited partnership interest of the Fund (the “Units”) by investors from 3% to 2%.  The initial service fee is immediately payable to the Selling Agent by the General Partner, and, thereafter, the General Partner is reimbursed by the Fund over the succeeding 12-month period.  In the event a limited partner redeems Units during such 12-month period, however, the Fund’s obligation to reimburse the General Partner with respect to such Units will immediately terminate.  A copy of the Amended Selling Agent Agreement is filed as Exhibit 1.1 to this report.

The General Partner also amended the terms of the additional selling agent agreements it had entered into with other selling agents who offer the Units on a continuous basis (the “Amendment”) to make conforming changes similar to those made in the Amended Selling Agent Agreement.  A copy of the form of the Amendment is filed as Exhibit 1.2 to this report.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

The following exhibits are filed as a part of this report:

Exhibit
Number	Description

1.1	Amended and Restated Selling Agent Agreement dated July 1, 2005 between RefcoFund Holdings, LLC and Refco Securities, LLC.

1.2	Form of Amendment Number 1 to the Additional Selling Agent Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Managed Futures Index Fund, LP
(Registrant)

Date: August 24, 2005	BY:	RefcoFund Holdings, LLC, its General Partner

		By:	/s/ Richard C. Butt
Richard C. Butt
President

INDEX TO EXHIBITS

Exhibit
Number	Description

1.1	Amended and Restated Selling Agent Agreement dated July 1, 2005 between RefcoFund Holdings, LLC and Refco Securities, LLC.

1.2	Form of Amendment Number 1 to the Additional Selling Agent Agreement.